FTD Companies, Inc. Announces Appointment of Simha Kumar as Chief Operating Officer

Proven E-Commerce Executive to Lead US Floral and Gifting Businesses

DOWNERS GROVE, Ill. — July 31, 2017 — FTD Companies, Inc. (Nasdaq: FTD) (“FTD” or the “Company”), a premier floral and gifting company, today announced the appointment of Simha Kumar as Executive Vice President and Chief Operating Officer, effective August 1, 2017. Mr. Kumar will lead FTD’s U.S. consumer businesses - FTD.com, ProFlowers, Shari’s Berries, and Personal Creations - and provide enterprise leadership as the Company completes its ongoing strategic review and embarks on its future plans. He will report directly to John Walden, FTD’s President and Chief Executive Officer.
“I am very pleased to welcome Simha to FTD,” said Mr. Walden. “He has built a track record of successful growth in ecommerce businesses, with particular strengths in customer-driven analytics, along with extensive turnaround and operating leadership experience. He will be a valuable partner as we shape and execute an ambitious strategic agenda.”
Mr. Kumar commented, “I believe we have a tremendous opportunity across FTD’s business for future growth. I am excited to begin working with FTD’s employees and partners to position the Company for success.”
Mr. Kumar has over 18 years of experience in e-commerce and consumer facing industries. Mr. Kumar joins FTD from Sears Holding Corporation where he served as President of the Toys, Sporting Goods and Fitness retail divisions from December 2014 to July 2017, with operations across approximately 1,700 retail stores and online channels. At Sears Holdings he also served as Senior Vice President, Chief of Staff to the Chief Executive in 2014 where he led the execution of efficiency actions including pricing, promotional effectiveness and process improvements to drive margin expansion. From 2011 to 2014, Mr. Kumar held key leadership roles at Amazon.com, including Category Leader, Consumer Electronics (Audio, Accessories and Headphones) and Category Leader, Consumer Electronics (Musical Instruments) where he led merchandising, operations, marketing and financial planning for these categories and developed innovative technology tools for improved customer interaction and experience. Mr. Kumar worked at JPMorgan Chase from 2005 to 2011, serving as the Director of the Corporate Strategy group as well as the Director of Marketing for the Cards and Payments Division. Earlier in his career, he held positions as an Associate at McKinsey & Company, Manager of E-commerce for Bluespark, Inc., a technology start-up based in Canada, and Investment Banking Analyst at Deutsche Bank Securities.
Mr. Kumar holds a Bachelor of Arts from Western University, Ontario, Canada, a Master of Philosophy from the University of Cambridge, United Kingdom, and a Master of Business Administration from the Wharton School of the University of Pennsylvania.
About FTD Companies, Inc.
FTD Companies, Inc. is a premier floral and gifting company. Through our diversified family of brands, we provide floral, specialty foods, gifts and related products to consumers primarily in the United States and the United Kingdom. We also provide floral products and services to retail florists and other retail locations throughout these same geographies. FTD has been delivering flowers since 1910 and the highly-recognized FTD® and Interflora® brands are supported by the iconic Mercury Man logo®, which is displayed in nearly 35,000 floral shops in over 125 countries. In addition to FTD and Interflora, our diversified portfolio of brands includes the following trademarks: ProFlowers®, ProPlants®, Shari's Berries®, Personal Creations®, RedEnvelope®, Flying Flowers®, Flowers Direct™, Ink Cards™, Postagram™ and Gifts.com™. FTD Companies, Inc. is headquartered in Downers Grove, Ill. For more information, please visit www.ftdcompanies.com.
Cautionary Information Regarding Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company's strategies and future financial performance; statements regarding expected synergies and benefits of the Company's acquisition of Provide Commerce; expectations about future business plans, prospective performance and opportunities, including potential acquisitions; revenues; segment metrics; operating expenses; market trends, including those in the markets in which the Company competes; liquidity; cash flows and uses of cash; capital expenditures; depreciation and amortization; tax payments; foreign currency exchange rates; hedging arrangements; the Company's ability to repay indebtedness and invest in initiatives; the Company's products and services; pricing; marketing plans; competition; settlement of legal matters; and the impact of accounting changes and other pronouncements. Potential factors that could affect these forward-looking statements include, among others, the factors disclosed in the Company's most recent Annual Report on Form 10-K and the Company's other filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, we undertake no obligation to publicly release the results of any revision or update to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In addition, the Company may not provide guidance of the type provided in this release in the future.
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